Exhibit 4.1

AMENDMENT NO. 1

TO

RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 TO RIGHTS AGREEMENT (the “Amendment No. 1”) is made and entered into as of October 26, 2009, by and between CONSOL Energy Inc., a Delaware corporation (the “Company”) and National City Bank, as Rights Agent (the “Rights Agent”).

RECITALS:

A. The Company and the Rights Agent’s predecessor, Equiserve Trust Company, N.A., entered into that certain Rights Agreement, dated as of December 22, 2003 (the “Rights Agreement”);

B. Section 27 of the Rights Agreement provides that the Company and the Rights Agent may, under certain circumstances and if the Company so directs, supplement or amend any provision of the Rights Agreement without the approval of any holders of the Rights for so long as the Rights are then redeemable; provided that no amendment shall be made that reduces the Redemption Price; and

C. The board of directors of the Company, by resolution duly adopted as of October 23, 2009, and pursuant to Sections 27 and 29 of the Rights Agreement authorized this Amendment No. 1.

AGREEMENT:

The Company and the Rights Agent hereby amend the Rights Agreement as follows:

1. Section 21 of the Rights Agreement is hereby amended by deleting the phrase “, having a principal office in the State of New York or the Commonwealth of Pennsylvania,” beginning on the 23rd line and ending on the 24th line of Section 21.

2. Except as amended hereby, the Rights Agreement shall remain in full force and effect.

3. Any capitalized term contained herein that is not defined in this Amendment No. 1 shall have the meaning as set forth in the Rights Agreement.

4. This Amendment No. 1 may be executed in any one or more counterparts all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be fully executed on their behalf as of the date set forth above.

CONSOL ENERGY INC.

By:	/s/ J. Brett Harvey
Name: J. Brett Harvey
Title: President and Chief Executive Officer

NATIONAL CITY BANK

By:	/s/ Megan Gibson
Name: Megan Gibson
Title: Vice President